UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 438-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Entry into a Material Definitive Agreement.

CLS Holdings USA, Inc. (the “Company”) has a civil action pending in the Superior Court Business Litigation Session of the Suffolk County Superior Court known as CLS Massachusetts, Inc. and CLS Holdings USA, Inc. v. In Good Health Inc. (the “Action”). On June 14, 2021, the parties to the Action entered into a Confidential Settlement Agreement to resolve the Action and a Secured Promissory Note dated and executed by In Good Health Inc. (“IGH”) in favor of the Company effective on June 11, 2021 (the “Promissory Note”). Pursuant to the Promissory Note, IGH shall pay to the Company the total sum of Three Million Dollars ($3,000,000)(the “Note Payment”). Five Hundred Thousand Dollars ($500,000) of the Note Payment shall be due and payable on or before June 21, 2021. A second payment of Five Hundred Thousand Dollars ($500,000) of the Note Payment shall be due and payable on or before July 12, 2021. The remaining Two Million Dollars ($2,000,000) of the Note Payment and accrued interest shall be paid in equal, monthly installments for each of the twelve (12) months, beginning on August 12, 2021, and pursuant to the terms set forth in the Promissory Note.

The foregoing description of the Promissory Note is a summary description and is qualified in its entirety by reference to the full text of the Promissory Note, which is incorporated by reference hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Secured Promissory Note, dated June 11, 2021, issued by In Good Health Inc. in favor of CLS Holdings USA, Inc. in the original principal amount of $3,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: June 17, 2021	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer